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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):September 16, 2002


                           TRANSTEXAS GAS CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


               0-30475                              76-0401023
               -------                              ----------
      (Commission File Number)                   (I.R.S. Employer
                                                Identification No.)


                 1300 North Sam Houston Parkway East, Suite 310
                              Houston, Texas 77032
                       -----------------------------------
          (Address of principal executive offices, including zip code)


                                 (281) 987-8600
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5.  OTHER EVENTS.

         Preferred Stock Dividends and Conversion to Class A Common Stock

         The Certificate of Designation for the Senior Preferred Stock of the Company provides for the mandatory conversion of one-half of the outstanding shares of Senior Preferred Stock into fully paid and non-assessable shares of Class A Common Stock at the rate of 0.3461 shares of Class A Common Stock for each $1.00 of liquidation preference per share, plus an amount equal to accrued and unpaid dividends, of Senior Preferred Stock if the Company fails to pay dividends on the Senior Preferred Stock as required by the Certificate of Designation for the Senior Preferred Stock on any two dividend payment dates. The Certificate of Designation for the Junior Preferred Stock provides for the mandatory conversion of all of the outstanding shares of Junior Preferred Stock into fully paid and non-assessable shares of Class A Common Stock at the rate of 0.1168 shares of Class A Common Stock for each $1.00 of liquidation preference per share, plus an amount equal to accrued and unpaid dividends, of the Junior Preferred Stock if the Company fails to pay dividends on the Senior Preferred Stock as required by the Certificate of Designation for the Senior Preferred Stock on any two dividend payment dates.

         Upon the occurrence of the mandatory conversion specified above, the outstanding shares of Senior Preferred Stock and Junior Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Senior Preferred Stock and Junior Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder thereof notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

         Upon the occurrence of such mandatory conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing each share of such Preferred Stock at the office of the Company or any transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to each such holder of Senior Preferred Stock promptly at such office and in its name as shown on such surrendered certificate or certificates, (i) a certificate or certificates for the number of shares of Class A Common Stock into which one-half of the number of shares of Senior Preferred Stock surrendered by such holder were convertible on the date on which such automatic conversion occurred, and (ii) a certificate or certificates

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         for one-half of the number of shares of Senior Preferred Stock surrendered by such holder. Thereupon, there shall be issued and delivered to each such holder of Junior Preferred Stock promptly at such office and in its name as shown on such surrendered certificate or certificates a certificate or certificates for the number of shares of Class A Common Stock into which the shares of Junior Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

         The Certificate of Designation for each of the Senior Preferred Stock and the Junior Preferred Stock required the payment to the holders of a cash dividend on the Senior Preferred Stock and an in-kind dividend on the Junior Preferred Stock, respectively, by the Company on June 15, 2002 and on September 15, 2002. The Company did not make the required dividend payments on either date. Therefore, the liquidation preference of the Senior Preferred Stock was increased to approximately $1.04 per share and the liquidation preference of the Junior Preferred Stock was increased to approximately $1.05 per share. As a result, on September 16, 2002, each two shares of Senior Preferred Stock was converted into one share of New Senior Preferred and into approximately 0.3596 shares of Class A Common Stock and each share of Junior Preferred Stock was converted into approximately 0.1227 shares of Class A Common Stock. No fractional shares will be issued in the conversion. The Board of Directors of the Company has determined that the fair market value of each share of the Preferred Stock and Common Stock for purposes of the conversion is less than $0.01 per share and, therefore, no cash will be paid to holders of Preferred Stock in lieu of fractional shares.

         In the aggregate 164,333,875 shares of Senior Preferred Stock representing one-half of all of the outstanding Senior Preferred Stock were converted into 59,101,243 shares of Class A Common Stock and 25,240,513 shares of Junior Preferred Stock representing all of the outstanding Junior Preferred Stock were converted into 3,097,338 shares of Class A Common Stock. Since the Company did not pay the required dividend payments, holders of the Senior Preferred Stock will have the right, voting separately as a class, to elect all five directors to the Company's Board of Directors.

                  Events of Default

         In addition, as a result of its current cash position, the Company has not paid the $15 million interest payment due September 15, 2002 on its 15% Senior Secured Notes due 2005 ("15% Notes") and has entered the 30-day cure period described under the terms of the indenture governing the 15% Notes. The Company does not intend to make the $15 million interest payment within such cure period. If the Company does not make the $15 million interest payment within such cure period, (i) the Company will be in default under the terms of the Oil and Gas Facility, the Accounts Receivable Facility and other long-term debt of the Company which could result in acceleration of the maturity of the obligations thereunder and (ii) the Company will be in default under the indenture allowing the holders of the 15% Notes to make the outstanding debt on the 15% Notes immediately due and payable.

                  Recapitalization

         The Company has entered into discussions with holders owning approximately 90% of the outstanding principal amount of the 15% Notes and the outstanding shares of Preferred Stock and with the lenders under the Oil and Gas Facility and the Accounts Receivable Facility with respect to a proposed consensual recapitalization. The Company has engaged Jefferies & Company, Inc. as a financial advisor to assist in exploring strategic alternatives in connection with such consensual recapitalization. The Company believes that any such recapitalization may significantly reduce overall debt and the Company's interest and dividend obligations. As with any recapitalization, no assurance can be given that the Company will be successful in reaching an agreement with any of its investors or lenders or in reaching agreement with the other parties to the recapitalization. In the event that negotiations are not successful, the Company will consider other available alternatives.

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ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)Financial statements of businesses acquired:

           Not applicable.

         (b)Pro forma financial information:

           Not applicable.

         (c)Exhibits:

           Not applicable.

ITEM 8.  CHANGE IN FISCAL YEAR.

           Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

           Not applicable.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRANSTEXAS GAS CORPORATION


                                    By:       /s/ ED DONAHUE
                                       ---------------------------
                                    Name:     Ed Donahue
                                    Title:    Vice President


Dated: September 16, 2002


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